Exhibit 10.32

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease made and entered into this 30th day of November, 2003, by and between BRANDYWINE OPERATING PARTNERSHIP, L.P., hereinafter referred to as “Landlord” and MEDQUIST INC., a New Jersey corporation, hereinafter referred to as “Tenant”.

WHEREAS, Landlord leased certain premises consisting of approximately 29,973 rentable square feet of space located at the Building to be built at 1000 Bishops Gate Boulevard, Mt.  Laurel, New Jersey 08054 (“Building”), to Tenant pursuant to that certain Lease dated June 17, 2003, as amended by the First Amendment to Lease dated August 26, 2003, hereinafter collectively referred to as “Lease,” the Premises being more particularly described therein; and

WHEREAS, Landlord and Tenant wish to amend the Lease as follows;

NOW, THEREFORE, in consideration of these present and the agreement of each other, and intending to be legally bound hereby, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1.             Incorporation of Recitals.  The recitals set forth above and the Lease referred to therein are hereby incorporated herein by reference as if set forth in full in the body of this Amendment.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

2.             Additional Premises.

a.             The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, the remainder of the space on the second floor of the Building containing approximately 6,399 rentable square feet of space (the “Additional Premises”), as shown on Exhibit “A” and made a part hereof.  The term of the Lease for the Additional Premises shall commence on the Commencement Date.  It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Amendment, and to that end Landlord and Tenant hereby agree that effective the date hereof the word “Premises”, as defined in the Lease, shall mean the Premises and the Additional Premises containing approximately 36,372.  In accordance with the Lease, on or before sixty (60) days of the Commencement Date, Landlord’s architect shall utilize the 1996 BOMA standard to determine Tenant’s rentable square footage of the Premises, the Building, the Fixed Rent and Tenant’s Allocated Share.

b.             Landlord shall construct and do such other work to the Additional Premises in substantial conformity with the plans and outline specifications of the plan prepared by Charles Matsinger Associates and mutually agreed upon by Landlord and Tenant (collectively, the “Tenant’s Work”).  Landlord shall be responsible for payment of a cost of $25.00 per rentable square foot of Tenant’s Work for the Additional Premises.  In addition to Landlord’s contribution for Tenant’s Work, Landlord shall provide an additional allowance up to

$2.00 per rentable square foot of the Additional Premises to be used solely by Tenant for moving expenses (“Moving Allowance”).  The Moving Allowance shall be paid upon receipt of paid invoices evidencing the moving expense

3.             Fixed Rent.  Tenant shall pay to Landlord Fixed Rent for the Additional Premises as follows:

TIME PERIOD	PER RSF		MONTHLY INSTALLMENT	ANNUAL FIXED RENT

Months 1-12	$22.50	*	$11,998.13	$143,977.50

Months 13-24	$23.00	*	$12,264.75	$147,177.00

Months 25-36	$23.50	*	$12,531.38	$150,376.50

Months 37-48	$24.00	*	$12,798.00	$153,576.00

Months 49-60	$24.50	*	$13,064.63	$156,778.50

Months 61-72	$25.00	*	$13,331.25	$159,975.00

Months 73-84	$25.50	*	$13,597.88	$163,174.50

Months 85-96	$26.00	*	$13,864.50	$166,374.00

Months 97-108	$26.50	*	$14,131.13	$169,573.50

Months 109-120	$27.00	*	$14,397.75	$172,773.00

                * plus amounts pursuant to Articles 6 and 7 of the Lease.

4.             Tenant’s Allocated Share.  Tenant’s Allocated Share for the Premises and the Additional Premises is hereby amended to be 66.13% (based upon the anticipated 36,372 rentable square feet), subject to adjustment as aforesaid.

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5.             Binding Effect.  Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this agreement on the date first above written.

LANDLORD:
BRANDY WINE OPERATING PARTNERSHIP, L.P.
WITNESS:	By:	Brandywine Realty Trust, its general partner

	By:	/s/ GEORGE D. JOHNSTONE
George D. Johnstone
Vice President — Asset Management

TENANT:
ATTEST:	MEDQUIST INC.

	By:	/s/ JOHN M. SUENDER
John M. Suender
Executive Vice President